Exhibit 21.1

List of Subsidiaries

Florida Community Bank, National Association

BFG Real Estate Holdings, Inc. (FL)

BFG Land Holdings, Inc. (FL)

Serenity Bay, Inc. (FL)

GFB Courthouse Commons, Inc. (FL)

Bryan Road II, Inc. (FL)

Treasure Coast Holdings, Inc. (FL)

FCB Central Holdings LLC (DE)

FCB Commercial Land Holdings LLC (DE)

FCB Corkscrew Road LLC (DE)

FCB DBS Holdings LLC (DE)

FCB Hotel LLC (DE)

FCB FP Commercial Holdings LLC (DE)

FCB FP Residential Holdings LLC (DE)

FCB FP Land Holdings LLC (DE)

FCB Fort Pierce Marina LLC (DE)

FCB Keys Country LLC (DE)

FCB Franklin Arms LLC (DE)

FCB Lake Holdings LLC (DE)

FCB Lucky Lanes LLC (DE)

FCB Palm Beach Holdings, LLC (DE)

FCB Participated Holdings LLC (DE)

FCB REO Assets LLC (DE)

FCB REO Holdings LLC (DE)

FCB REO Commercial LLC (DE)

FCB REO Properties LLC (DE)

FCB Restaurant Holdings LLC (DE)

FCB SW Holdings LLC (DE)

FCB Tampa Bay Holdings LLC (DE)

FCB Tampa Office Holdings LLC (DE)

FCB Treasure Coast LLC (DE)

FCB Truss Plant LLC (DE)

HLP Commercial Holdings LLC (DE)

PAB 1st Petroleum Holdings LLC (DE)

PAB Cape Coral Holdings LLC (DE)

PAB Commercial Holdings LLC (DE)

PAB Keys Holdings LLC (DE)

PAB Landings LLC (DE)

PAB Legendary Holdings LLC (DE)

PAB Realty LLC (DE)

PAB Regatta Bay Holdings LLC (DE)

PAB Residential Holdings LLC (DE)

PAB Shell Rock Holdings LLC (DE)

Peninsula Property Holdings, Inc. (FL)

Peninsula Property Holdings, LLC (DE)

Peninsula Property Holdings II, LLC (DE)

Peninsula Property Holdings III, LLC (DE)

Peninsula Property Holdings IV, LLC (DE)

Peninsula Property Holdings V, LLC (DE)

Peninsula Property Holdings VI, LLC (DE)

Peninsula Property Holdings VII, LLC (DE)

Peninsula Property Holdings IX, LLC (DE)

Peninsula Property Holdings X, LLC (DE)

Peninsula Property Holdings XI, LLC (DE)

Pineview Marketing LLC (FL)

1790 Main Street Sarasota, LLC (50%) (FL)

Rolling Oaks Cemetery, Inc. (FL)